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                                                                    EXHIBIT 4.42

                                                                [Execution Copy]

                 AMENDMENT NO. 2 TO VENDOR FINANCING AGREEMENT

                  AMENDMENT NO. 2 TO AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT dated as of June 3, 1997, between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); MOTOROLA, INC. ("Motorola"); and NTFC Capital Corporation ("NTFC Capital" and, together with Motorola, the "Vendors").

                  NCI, the Restricted Companies and the Vendors are parties to an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Vendor Financing Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by Motorola and NTFC Capital to the Borrower in an aggregate principal amount not exceeding $345,000,000. NCI, the Restricted Companies and the Vendors wish to consent to certain amendments to the Public
Note Indentures and to the amendment to the Vendor Financing Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Except as otherwise defined in this Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement, terms defined in the Vendor Financing Agreement are used herein as defined therein.

                  Section 2. Consent. Subject to the satisfaction of the condition precedent specified in Section 4 below, but effective as of the date hereof, the Vendors hereby consent to the execution and delivery between NCI and the respective trustees party thereto of Supplements to the Public Note Indentures described in, and substantially in the respective forms attached to, the Consent Solicitation Statement dated as of April 14, 1997, as amended and supplemented by a Supplemental Consent Solicitation Statement dated June 4, 1997 (such Supplemental Consent Solicitation Statement being herein called the "Consent Solicitation Statement"), heretofore furnished by NCI to the Vendors.

                  Section 3. Amendments. Subject to the satisfaction of the condition precedent specified in Section 4 below, but effective as of the date hereof, Section 7.05 of the Vendor Financing Agreement shall be amended by (A) deleting the word "and" at the end of clause (b) thereof, (B) inserting "; and" in lieu of the period at the end of subclause (v) of clause (c) thereof and (C) inserting the following new clause (d) at the end thereof to read as follows:


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                  "(d) at any time prior to June 30, 1997, the Restricted
         Companies may make Restricted Payments, in cash, to NCI in an aggregate amount up to but not exceeding an amount equal to the aggregate of the "Consent Payments" as specified in the June 4, 1997, version of the Consent Solicitation Statement (as defined in Amendment No. 2 hereto) to be paid to the holders of the Public Notes in connection with obtaining the consents of such holders to the Supplements to the Public
         Note Indentures referred to in said Amendment No. 2."

                  Section 4.  Conditions Precedent.  The consent set forth in
Section 2 hereof, and the amendment set forth in Section 3 hereof, shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement by NCI, the Restricted Companies and the Required Vendors.

                  Section 5. Miscellaneous. Except as herein provided, the Vendor Financing Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement by signing any such counterpart. This Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 2 to Amended, Restated and Consolidated Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                      NEXTEL COMMUNICATIONS, INC.

                                      By     /s/ A. J. Long
                                             -----------------------
                                             Name: A. J. Long
                                             Title:VP & Treasurer

                              RESTRICTED COMPANIES
                              --------------------

                                      NEXTEL FINANCE COMPANY
                                      (successor to
                                       Fleet Call Corporation)

                                      By     /s/ A.J. Long
                                             -----------------------
                                             Name: A.J. Long
                                             Title:VP & Treasurer

                                      ADVANCED MOBILECOMM OF
                                       NORTH CAROLINA, INC.
                                      AIR LINK COMMUNICATIONS, INC.
                                       (successor to TRS, Inc.)
                                      AMERICAN MOBILE SYSTEMS, INC.
                                       (successor to Saber Communications, Inc.)
                                      DIAL CALL, INC.
                                      DIAL DISTANCE, INC.
                                      FC NEW YORK, INC. (successor to
                                      Metrocom Trunked Radio Communication
                                       Systems, Inc.)
                                      FCI 900, INC.
                                      FLEET CALL OF TEXAS, INC. (successor
                                       to FM Tower Company, Metrolink
                                       Communications Corporation and National
                                       Tower Trunking Systems, Inc.)
                                      NEXTEL COMMUNICATIONS OF THE
                                       MID-ATLANTIC, INC. (successor to
                                      Dispatch Communications of Maryland,
                                       Inc., Dispatch



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                                       Communications of Minnesota, Inc.,
                                       Dispatch Communications of
                                       New England, Inc., Dispatch
                                       Communications of Pennsylvania, Inc.)
                                      NEXTEL LICENSE HOLDINGS 1, INC.
                                      NEXTEL LICENSE HOLDINGS 2, INC.
                                       (successor to Comqor, Inc.)
                                      NEXTEL LICENSE HOLDINGS 3, INC.
                                       (successor to Dial Call Arkansas, Inc.,
                                       Custom Radio/Johnson Communications,
                                       Inc., Dial Call Florida, Inc., Dial Call
                                       Kentucky, Inc., Dial Call Louisiana,
                                       Inc., Dial Call Texas, Inc., Dial Call
                                       Virginia, Inc., Dial Call West Virginia,
                                       Inc. and U.S. Digital, Inc.)
                                      NEXTEL OF TEXAS, INC. (successor to
                                       Fort Worth Communications, Inc.)
                                      ONECOMM CORPORATION, N.A.
                                       (successor to Airwave Communications
                                       Corp. (Seattle), C-Call Corporation,
                                       Dispatch Communications of Arizona, Inc.,
                                       Fleet Call of Utah, Inc., Fleet Call
                                       West, Inc., Mijac Enterprises, Inc.,
                                       Mobile Radio of Illinois, Inc.,
                                       Motorola SF, Inc., Nextel Hawaii
                                       Acquisition Corp., Nextel Utah
                                       Acquisition Corp., Nextel
                                       Western Acquisition Corp., Powerfone,
                                       Inc., Smart SMR of Illinois, Inc.,
                                       Shoreland Resources of the Midwest, Inc.)
                                      POWERFONE HOLDINGS, INC. (successor to
                                       ESMR Sub, Inc.)
                                      SAFETY NET, INC.
                                      SMART SMR, INC.
                                      SMART SMR OF CALIFORNIA, INC.



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                                       SMART SMR OF NEW YORK, INC.

                                        By   /s/ A. J. Long
                                             -----------------------
                                             Name: A.J. Long
                                             Title:VP & Treasurer

                                       FORT WORTH TRUNKED RADIO
                                        LIMITED PARTNERSHIP

                                       By Fort Worth Communications,
                                           Inc., a General Partner

                                        By   /s/ A. J. Long
                                             -----------------------
                                             Name: A. J. Long
                                             Title:VP & Treasurer

                                       MOTOROLA, INC.

                                        By   /s/ Daniel Coombes
                                             -----------------------
                                             Name: Daniel Coombes
                                             Title:Corp. VP & GM

                                       NTFC CAPITAL CORPORATION

                                        By   /s/ L.W. Middleton
                                             -----------------------
                                             Name: L.W. Middleton
                                             Title: Secretary